Exhibit 4.3

EXECUTION VERSION

TRINITY ACQUISITION PLC (f/k/a TRINITY ACQUISITION LIMITED)

as Issuer

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY,

as Parent Guarantor

WILLIS NETHERLANDS HOLDINGS B.V.

WILLIS INVESTMENT UK HOLDINGS LIMITED

TA I LIMITED

WILLIS GROUP LIMITED and

WILLIS NORTH AMERICA INC.,

as Existing Guarantors

WILLIS TOWERS WATSON SUB HOLDINGS LIMITED and

WTW BERMUDA HOLDINGS LTD.,

as New Guarantors

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

Second Supplemental Indenture

Dated as of March 9, 2016

to the Indenture dated as of August 15, 2013

as amended and supplemented by the First Supplemental Indenture dated as of August 15, 2013

Providing for the Guarantee of Securities

(Unlimited as to Aggregate Principal Amount)

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated as of March 9, 2016, among Trinity Acquisition plc (f/k/a Trinity Acquisition Limited), a company organized and existing under the laws of England and Wales, as issuer (the “Issuer”), Willis Towers Watson Public Limited Company (f/k/a Willis Group Holdings Public Limited Company), a company organized and existing under the laws of Ireland (the “Parent Guarantor”), the Guarantors listed on Schedule A (the “Existing Guarantors”), Willis Towers Watson Sub Holding Limited , a company organized and existing under the laws of Ireland (“Willis Sub”), WTW Bermuda Holdings Ltd., a company incorporated under the laws of Bermuda (together with Willis Sub, the “New Guarantors”) and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”), to the Indenture, dated as of August 15, 2013, among the Issuer, the Parent Guarantor, the Existing Guarantors and the Trustee (the “Base Indenture”), as amended and supplemented by the First Supplemental Indenture, dated as of August 15, 2013 (the “First Supplemental Indenture”, and together with the Base Indenture, the “Indenture”).

RECITALS:

WHEREAS, the Issuer, the Parent Guarantor, the Existing Guarantors and the Trustee have heretofore entered into the Indenture to provide for the issuance of the Issuer’s unsecured senior debentures, notes or other evidences of Indebtedness (the “Securities”);

WHEREAS, Section 9.01(9) of the Indenture permits the Issuer, the Guarantors and the Trustee without the consent of the Holders of the Securities to enter into a supplemental indenture to make any provisions with respect to any matters arising under the Indenture, provided such action does not adversely affect the interests of the Holders of the Securities of any series in any material respect;

WHEREAS, each of the New Guarantors, wholly-owned subsidiaries of the Parent Guarantor, desires to assume all of the Guaranteed Obligations (this and other capitalized terms used herein and not otherwise defined have the meanings given to them in the Base Indenture), including all obligations of a Guarantor under Article Fifteen of the Indenture;

WHEREAS, the Trustee has been directed by the Issuer to enter into this Second Supplemental Indenture to evidence the foregoing assumptions;

WHEREAS, the Trustee has received an Opinion of Counsel and an Officers’ Certificate, pursuant to Sections 1.02 and 9.03 of the Indenture, stating, as applicable, that (a) the execution of the Second Supplemental Indenture is authorized or permitted by the Indenture and (b) all conditions precedent provided for in the Indenture to such transaction and to the execution and delivery by the Trustee of the Second Supplemental Indenture have been complied with; and

WHEREAS, all things necessary to make this Second Supplemental Indenture a valid agreement of the Issuer, the Parent Guarantor, the New Guarantors, the Existing Guarantors and the Trustee, in accordance with its terms, have been done.

NOW, THEREFORE, in consideration of the above premises, each party covenants and agrees, for the benefit of the other parties and for the equal and ratable benefit of all of the holders of the Securities, as follows:

ARTICLE ONE

ASSUMPTION OF GUARANTOR OBLIGATIONS

Section 1.1 Assumption of Guarantor Obligations by Assuming Guarantors.

The New Guarantors hereby jointly and severally assume, subject to the terms thereof, the Guaranteed Obligations of a Guarantor under the Indenture and the Securities; provided that notwithstanding anything contrary in Article 16 of the Indenture, the guarantees, obligations, liabilities and undertakings hereunder of any Guarantor incorporated under the laws of Ireland shall be deemed to be undertaken or incurred to the fullest extent permitted by law, except where the same would constitute unlawful financial assistance prohibited by Section 82 of the Companies Act 2014 of Ireland.

Section 1.2 Guarantor Agencies.

The New Guarantors hereby confirm all agency appointments made by a Guarantor under the Indenture.

ARTICLE TWO

MISCELLANEOUS

Section 2.1 Integral Part.

This Second Supplemental Indenture constitutes an integral part of the Indenture.

Section 2.2 Adoption, Ratification and Confirmation.

The Indenture, as supplemented and amended by this Second Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this Second Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Indenture to the extent the Indenture is inconsistent herewith.

Section 2.3 Counterparts.

This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Second Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 2.4 Governing Law.

THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS LAW. EACH OF THE ISSUER, THE PARENT GUARANTOR, THE EXISTING GUARANTORS, THE NEW GUARANTORS AND THE TRUSTEE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SECOND SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 2.5 Conflict with Trust Indenture Act.

If and to the extent that any provision of the Indenture limits, qualifies or conflicts with a provision required under the terms of the Trust Indenture Act, the Trust Indenture Act provision shall control.

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Section 2.6 Effect of Heading and Table of Contents.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 2.7 Separability Clause.

In case any provision in the Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.8 Successors and Assigns.

All covenants and agreements in the Indenture by the parties hereto shall bind their respective successors and assigns, whether so expressed or not.

Section 2.9 Benefit of Indenture.

Nothing in this Second Supplemental Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, and their successors hereunder, and the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim hereunder or under the Indenture.

Section 2.10 The Trustee.

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Issuer, the New Guarantors and the Existing Guarantors.

Section 2.11 FATCA.

The Issuer hereby confirms to the Trustee that this Second Supplemental Indenture has not resulted in a material modification of the Notes for Foreign Accounting Tax Compliance Act (“FATCA”) purposes within the meaning of United States Treasury regulation section 1.1471-2T(b)(2)(iv). The Issuer shall give the Trustee prompt written notice of any such future material modification of the Notes deemed to occur for FATCA purposes. The Trustee shall assume that no such material modification for FATCA purposes has occurred regarding the Notes, unless the Trustee receives written notice of such modification from the Issuer.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the day and year first written above.

ISSUER

TRINITY ACQUISITION PLC

By:	/s/ Matthew S. Furman
Name: Matthew S. Furman
Title: General Counsel

By:	/s/ Alistair Peel
Name: Alistair Peel
Title: Company Secretary

PARENT GUARANTOR

SIGNED AND DELIVERED FOR AND ON BEHALF OF AND AS THE DEED OF WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY BY ITS LAWFULLY APPOINTED ATTORNEY

By:	/s/ Matthew S. Furman
Name: Matthew S. Furman
Title: Attorney

IN THE PRESENCE OF:-

/s/ Joanne Arroyo

(WITNESS’ SIGNATURE)

200 Liberty St., NY, NY 10281

(WITNESS’ ADDRESS)

Executive Assistant

(WITNESS’ OCCUPATION)

EXISTING GUARANTORS

WILLIS NETHERLANDS HOLDINGS B.V.

By:	/s/ Matthew S. Furman
Name: Matthew S. Furman
Title: Authorized Signatory

WILLIS INVESTMENT UK HOLDINGS LIMITED

By:	/s/ Matthew S. Furman
Name: Matthew S. Furman
Title: Authorized Signatory

TA I LIMITED

By:	/s/ Matthew S. Furman
Name: Matthew S. Furman
Title: Authorized Signatory

WILLIS GROUP LIMITED

By:	/s/ Matthew S. Furman
Name: Matthew S. Furman
Title: Authorized Signatory

WILLIS NORTH AMERICA INC.

By:	/s/ Matthew S. Furman
Name: Matthew S. Furman
Title: Authorized Signatory

NEW GUARANTOR

SIGNED AND DELIVERED FOR AND ON BEHALF OF AND AS THE DEED OF WILLIS TOWERS WATSON SUB HOLDINGS LIMITED BY ITS LAWFULLY APPOINTED ATTORNEY

By:	/s/ Matthew S. Furman
Name: Matthew S. Furman
Title: Attorney

IN THE PRESENCE OF:-

/s/ Joanne Arroyo

(WITNESS’ SIGNATURE)

200 Liberty St., NY, NY 10281

(WITNESS’ ADDRESS)

Executive Assistant

(WITNESS’ OCCUPATION)

NEW GUARANTOR

WTW BERMUDA HOLDINGS LTD.

By:	/s/ Matthew S. Furman
Name: Matthew S. Furman
Title: Authorized Signatory

TRUSTEE

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE

By:	/s/ Raymond Delli Colli
Name: Raymond Delli Colli
Title: Vice President

SCHEDULE A

EXISTING GUARANTORS

EXISTING GUARANTOR	JURISDICTION OF ORGANIZATION
WILLIS NETHERLANDS HOLDINGS B.V.	NETHERLANDS

WILLIS INVESTMENT UK HOLDINGS LIMITED	ENGLAND AND WALES

TA I LIMITED	ENGLAND AND WALES

WILLIS GROUP LIMITED	ENGLAND AND WALES

WILLIS NORTH AMERICA INC.	DELAWARE